UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 21, 2011

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

The information in this report furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1 and 99.2 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Items 2.02 and 7.01 of this report.

On July 21, 2011, Advanced Micro Devices, Inc. (the “Company”) announced its financial position and results of operations as of and for its fiscal quarter ended July 2, 2011 in a press release that is attached hereto as Exhibit 99.1. Attached hereto as Exhibit 99.2 is financial information and commentary by Thomas J. Seifert, Senior Vice President, Chief Financial Officer and Interim Chief Executive Officer of the Company regarding the Company’s fiscal quarter ended July 2, 2011.

From the first fiscal quarter of 2010 through December 25, 2010, the Company deconsolidated GLOBALFOUNDRIES Inc. (“GF”) results of operations and accounted for its investment in GF under the equity method of accounting. Beginning in the first fiscal quarter of 2011, the Company started accounting for its investment in GF under the cost method of accounting. To supplement the Company’s financial results presented on a U.S. GAAP (“GAAP”) basis, the Company’s earnings release contains non-GAAP financial measures, including non-GAAP net income excluding GF related items, non-GAAP net income, non-GAAP operating income, non-GAAP earnings per share, non-GAAP gross margin, Adjusted EBITDA, and non-GAAP adjusted free cash flow. The Company believes that this non-GAAP presentation makes it easier for investors to compare current and historical periods’ operating results and that it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

To derive non-GAAP net income for the Company for the second fiscal quarter of 2011, the Company excluded the amortization of acquired intangible assets.

To derive non-GAAP net income for the Company for the first fiscal quarter of 2011, the Company excluded GF related items (the equity income (loss) and dilution gain in investee, net and a payment to GF), and further excluded the amortization of acquired intangible assets and a charge related to a legal settlement.

To derive non-GAAP net income for the Company for the second fiscal quarter of 2010, the Company excluded the equity income (loss) and dilution gain in investee, net, the amortization of acquired intangible assets, certain restructuring reversals, and a gain from the sale of an investment.

To derive non-GAAP operating income for the Company for the second fiscal quarter of 2011, the Company excluded the amortization of acquired intangible assets.

To derive non-GAAP operating income for the Company for the first fiscal quarter of 2011, the Company excluded a payment to GF, the amortization of acquired intangible assets and a charge related to a legal settlement.

To derive non-GAAP operating income for the Company for the second fiscal quarter of 2010, the Company excluded the amortization of acquired intangible assets and certain restructuring reversals.

To derive non-GAAP gross margin for the Company for the first fiscal quarter of 2011, the Company excluded a charge related to a legal settlement and a payment to GF.

Specifically, these non-GAAP financial measures reflect adjustments based on the following:

Equity income (loss) and dilution gain in investee, net: Effective as of the first fiscal quarter of 2011, the Company began accounting for its investment in GF under the cost method of accounting. For fiscal 2010, in conjunction with the deconsolidation of the results of operations of GF in the first fiscal quarter of 2010, the Company accounted for its investment in GF under the equity method of accounting.

The equity income (loss) and dilution gain in investee, net primarily consists of the Company’s proportionate share of GF’s losses for the period based on the Company’s ownership percentage of GF’s Class A Preferred Shares and, to the extent applicable, the gain or loss on dilution of the Company’s ownership interest in GF as a result of capital infusions into GF by ATIC, and for the first fiscal quarter of 2011, the net gain on dilution of the Company’s ownership interest in GF as a result of ATIC’s contribution of Chartered Semiconductor to GF. The Company excluded this item from the Company’s GAAP net income for the first fiscal quarter of 2011 and for the second fiscal quarter of 2010, because the Company believes it is important for investors to have visibility into the Company’s financial results excluding the financial results of GF and GF related items that are not indicative of the Company’s ongoing operating performance.

Payment to GLOBALFOUNDRIES: In the first fiscal quarter of 2011, the Company incurred a charge of $24 million in cost of sales related to a payment to GF in the form of cash and GF Class A Preferred Shares that the Company owned. This payment primarily related to certain manufacturing assets of GF which do not benefit the Company. The Company excluded this item from the Company’s GAAP net income, GAAP operating income, and GAAP gross margin for the first fiscal quarter of 2011 because it is not indicative of ongoing operating performance and because the Company believes exclusion of this item enables investors to better evaluate the Company’s current operating performance compared with prior periods.

Amortization of acquired intangible assets: The Company incurred significant expenses in connection with the ATI acquisition, which it would not have otherwise incurred and which the Company believes are not indicative of ongoing performance. These expenses included the amortization expense of acquired intangible assets. The Company excluded this item from the Company’s GAAP net income and GAAP operating income for all periods presented in order to enable investors to better evaluate its current operating performance compared with prior periods and because these expenses are not indicative of ongoing operating performance.

Legal settlements: In the first fiscal quarter of 2011, the Company recorded a charge of approximately $5 million to cost of sales related to a legal settlement. The Company excluded the $5 million charge from its GAAP net income, GAAP operating income and GAAP gross margin for the first fiscal quarter of 2011 because it is not indicative of ongoing operating performance.

Gain on investment sale: In the second fiscal quarter of 2010, the Company sold a portion of its marketable securities and recognized a gain on the sale. The Company excluded the effect of this item from its GAAP net loss because it is not indicative of ongoing operating performance.

Restructuring reversals: Restructuring reversals represent the amount that the Company no longer expects to pay for its estimated restructuring accrual based on its assessment of the latest available facts and circumstances. The restructuring accrual was attributable to a restructuring plan implemented by the Company during fourth fiscal quarter of 2008 to reduce its breakeven point. The Company excluded the effect of the restructuring reversals from the Company’s second fiscal quarter of 2010 GAAP net loss and GAAP operating income because they are not indicative of ongoing performance.

In addition, the Company presented “Adjusted EBITDA” in the earnings release as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, for the first fiscal quarter of 2011 and the six months ended July 2, 2011, the Company also included an adjustment related to a payment to GF and adjustments related to the legal settlement with a third party, and for the second fiscal quarter of 2010 and the six months ended June 26, 2010, the Company included an adjustment for certain restructuring reversals.

The Company calculates and communicates Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.

The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

Starting in the first quarter of 2010, the Company also presents non-GAAP adjusted free cash flow in the earnings release as a supplemental measure of its performance. In 2008 and 2009, the Company and certain of its subsidiaries (collectively, the “AMD Parties”) entered into supplier agreements with IBM Credit LLC and certain of its subsidiaries (collectively, the “IBM Parties”). Pursuant to these supplier agreements, the AMD Parties sold to the IBM Parties invoices of selected distributor customers. Because the Company does not recognize revenue until its distributors sell its products to their customers, under GAAP, the Company classifies funds received from the IBM Parties as debt on the balance sheet. Moreover, for cash flow purposes, these funds are classified as cash flows from financing activities. When a distributor pays the applicable IBM Party, the Company reduces the distributor’s accounts receivable and the corresponding debt resulting in a non-cash accounting entry. Because the Company does not receive the cash from the distributor to reduce the accounts receivable, the distributor’s payment is never reflected in the Company’s cash flows from operating activities.

Non-GAAP adjusted free cash flow for the Company was determined by adding the distributors’ payments to the IBM Parties to GAAP net cash provided by (used in) operating activities. This amount is then further adjusted by subtracting capital expenditures. Generally, under GAAP, the reduction in accounts receivable is assumed to be a source of operating cash flows. Therefore, the Company believes that treating the payments from its distributor customers to the IBM Parties as if the Company actually received the cash from the distributor and then used that cash to pay down the debt is more reflective of the economic substance of the transaction. On February 11, 2011, the Company terminated its supplier agreements with IBM Parties. As a result, the Company expects that as of the third quarter of 2011, it will transition away from making the adjustment for the distributors’ payments to the IBM Parties to its GAAP net cash provided by operating activities when calculating non-GAAP adjusted free cash flow.

The Company calculates and communicates non-GAAP adjusted free cash flow in the financial schedules because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP adjusted free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP adjusted free cash flow as an alternative to GAAP liquidity measures of cash flows from operating or financing activities. The Company has provided reconciliations within the press release and financial schedules of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated July 21, 2011.

99.2	Financial Information and Commentary on Second Quarter of 2011 Results

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2011	ADVANCED MICRO DEVICES, INC.

	By:	/s/ FAINA ROEDER
	Name:	Faina Roeder
	Title:	Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated July 21, 2011.

99.2	Financial Information and Commentary on Second Quarter of Fiscal Year 2011 Results